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                                                                  EXHIBIT 23.2

                         CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference of our reports dated June 15, 2001 relating to the consolidated balance sheets of Wit Capital Japan, Inc. as of March 31, 2001 and 2000 and the related consolidated statements of operations, shareholders' equity and cash flows for the year ended March 31, 2001 and for the period from August 25, 1999 (date of inception) to March 31, 2000 included in the Form 10-K/A, and to all references of our Firm included in this Form S-3 Registration Statement.


/s/ Arthur Andersen

Tokyo, Japan
August 24, 2001